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                                                                     EXHIBIT 5

                      [VINSON & ELKINS L.L.P. LETTERHEAD]



                              January 30, 1997



Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, CO 80202

Ladies and Gentlemen:

     We have acted as counsel to Forest Oil Corporation, a New York corporation ("Forest"), in connection with the preparation of the Registration Statement on Form S-3 (No. 333-16125) (the "Registration Statement") filed on November 16, 1996, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (a) Forest's (i) unsecured debt securities ("Debt Securities"), in one or more series, which may be senior or subordinated in priority of payment, any of which may be convertible or exchangeable into common stock, par value $.10 per share, of Forest ("Common Stock"), (ii) shares of its preferred stock, par value $.01 per share ("Preferred Stock"), in one or more series, which may be convertible into Common Stock, and (iii) shares of Common Stock (such Debt Securities, Preferred Stock and Common Stock are collectively referred to herein as the "Securities"), which Securities may be issued from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $250,000,000.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and Bylaws of Forest, each as amended to the date hereof, (ii) the Indenture for Senior Debt Securities (the "Senior Indenture") to be entered into between Forest and a trustee, in the form included as an exhibit to the Registration Statement, (iii) the Indenture for Subordinated Debt Securities (the "Subordinated Indenture") to be entered into between Forest and a trustee, in the form included as an exhibit to the Registration Statement, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner

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Forest Oil Corporation
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January 30, 1997

described in the Registration Statement and the applicable Prospectus Supplement; (iv) the Senior Indenture and the Subordinated Indenture will each be duly authorized, executed and delivered by Forest and a trustee qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in substantially the form reviewed by us; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Forest and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based on the foregoing, we are of the opinion that:

     1. Forest has been duly incorporated and is validly existing and in good standing under the laws of the State of New York.

     2. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the TIA;
(ii) the Board of Directors of Forest or, to the extent permitted by Section 712 of the New York Business Corporation Law ("NYBCL"), a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Forest and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Forest; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of Forest, enforceable against Forest in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Indenture.

     3. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Forest and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Forest; and (iv) such

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Forest Oil Corporation
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January 30, 1997

Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of Forest, enforceable against Forest in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Subordinated Indenture.

     4. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; (ii) a certificate of amendment to Forest's Restated Certificate of Incorporation has been filed in accordance with
Section 805 of the NYBCL setting forth the information required with respect to such shares of Preferred Stock; and (iii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

     5. With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     The foregoing opinions are limited in all respects to the laws of the State of New York and federal laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                       Very truly yours,

                                       VINSON & ELKINS L.L.P.